Exhibit 23

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Seneca Foods Corporation

Marion, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12365, 333-145916 and 333-166846) of Seneca Foods Corporation of our reports dated June 29, 2018, relating to the consolidated financial statements, and the effectiveness of Seneca Foods Corporation’s internal control over financial reporting, which appear in the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 29, 2018 relating to the financial statement schedule which appears in this Form 10-K.  Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2018.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

June 29, 2018